Exhibit 99.1

FOXO TECHNOLOGIES INC. ANNOUNCES REVERSE STOCK SPLIT

WEST PALM BEACH, FLORIDA—July 17, 2025 - (Globenewswire)—FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”), today announced that its Board of Directors has approved a 1 for 1.99 reverse stock split of the Company’s Class A common stock, par value $0.0001 (the “Common Stock”). The reverse stock split will become effective at 4:01pm ET on July 27, 2025 (the “Effective Time”). The Common Stock will begin trading on a split-adjusted basis on the NYSE American under the same trading symbol “FOXO” when the market opens on July 28, 2025, and will trade under a new CUSIP number.

The reverse stock split was approved on June 23, 2025 through written consent of a stockholder of the Company who holds a majority of the votes. As a result of the reverse stock split, every 1.99 shares of Common Stock issued and outstanding at the Effective Time will be automatically combined into one share of Common Stock, with no change in the $0.0001 par value per share. Holders of fractional shares will be entitled to receive the number of shares rounded up to the next whole number.

The reverse stock split is being effected to ensure compliance with NYSE American continued listing requirements to have a stock price trading above $0.10 per share. The Company does not expect the reverse stock split to impact its current or future business operations.

If applicable, all outstanding convertible preferred stock and debt, stock options, warrants, and equity incentive plans will be proportionately affected. The exercise prices and the number of shares issuable upon exercise, of the outstanding stock options and warrants, and the number of shares available for future issuance under the equity incentive plans, will be adjusted in accordance with their respective terms. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares with the exception of those holders of fractional shares.

Continental Stock Transfer & Trust Company (“CST”), the Company’s transfer agent, will act as the exchange agent and transfer agent for the reverse stock split. Stockholders holding their shares electronically are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the reverse stock split.

Additional information about the reverse stock split can be found in the Proxy Statement filed with the SEC and on the Company’s website at www.foxotechnologies.com/investors

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital located in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

FOXO Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s businesses; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151